UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No . 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 16, 2017

GP Strategies Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7234	52-0845774
(Commission File Number)	(IRS Employer Identification No.)

70 Corporate Center 11000 Broken Land Parkway, Suite 200, Columbia, MD	21044
(Address of Principal Executive Offices)	(Zip Code)

(443) 367-9600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On November 22, 2017, GP Strategies Corporation (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K,” and, together with this amendment, the “Form 8-K”) reporting, among other things, that the Company and its former Executive Vice President and Chief Financial Officer Sharon Esposito-Mayer had agreed to transfer her duties as Chief Financial Officer to Michael R. Dugan and to enter into a separation agreement. This Form 8-K/A amends the Original Form 8-K to include disclosure of the terms of the separation agreement between the Company and Ms. Esposito-Mayer.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2017, the Company and Ms. Esposito-Mayer entered into the contemplated separation agreement (the “Separation Agreement”).
The Separation Agreement provides that Ms. Esposito-Mayer’s last day of employment with the Company will be December 31, 2017. It also provides that after the end of her employment, she will make herself reasonably available to provide assistance as requested by the Company relating to the transition of her responsibilities and any other issues, including any matters relating to the financial statements of the Company during the period in which she was Chief Financial Officer.
The Separation Agreement provides that the Company will provide Ms. Esposito-Mayer with certain severance benefits, including that (1) the Company will pay her severance pay at her current base annual salary rate through December 31, 2019, (2) any stock options or restricted stock units with time-based vesting will continue to vest through the end of the severance period, (3) the Company will make any remaining lease payments on the car leased for her use and at the end of the lease either buy and deliver the car to her or pay her the amount that it would have paid to purchase the car, and (4) the Company will continue to provide health and certain other benefits (or the cash value of those benefits) until the earlier of the end of the severance period or when she becomes eligible for subsequent employer-sponsored benefits coverage. The Company’s obligations under the Separation Agreement are conditioned on receiving from Ms. Esposito-Mayer a general release related to her employment with the Company.
The description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement. A copy of the Separation Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GP STRATEGIES CORPORATION

Date: December 29, 2017	/s/ Kenneth L. Crawford
Kenneth L. Crawford
Senior Vice President, General Counsel & Secretary

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